COMMON SHARES		COMMON SHARES
PAR VALUE $.001 PER SHARE		PAR VALUE $.001 PER SHARE
THIS CERTIFICATE IS TRANSFERABLE		SEE REVERSE FOR IMPORTANT NOTICE
IN SOUTH SAINT PAUL, MN.	A DELAWARE STATUTORY TRUST	ON TRANSFER RESTRICTIONS AND
OTHER INFORMATION
CUSIP 648280 10 5

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN

NEW RMR ASIA PACIFIC REAL ESTATE FUND

COMMON

a Delaware statutory trust (the “Trust”) formed pursuant to an Agreement and Declaration of Trust dated December 22, 2008, as amended or supplemented from time to time (the “Declaration”), transferable on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration (copies of which are filed at the principal office of the Trust) and such Bylaws of the Trust as may from time to time be adopted by the trustees of the Trust (copies of which are filed at the principal office of the Trust), all of which provisions are hereby incorporated by reference as fully as if set forth herein in their entirety. The holder and every transferee or assignee of this Certificate or of the shares evidenced hereby or any interest therein accepts and agrees to be bound by the provisions of the Declaration and such Bylaws. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

THIS CERTIFICATE IS ISSUED BY THE TRUSTEES OF NEW RMR ASIA PACIFIC REAL ESTATE FUND, ACTING NOT INDIVIDUALLY BUT AS SUCH TRUSTEES, AND NO TRUSTEE NOR ANY OF THE TRUST’S OFFICERS, EMPLOYEES OR AGENTS SHALL HAVE ANY PERSONAL LIABILITY ON THIS CERTIFICATE OR THE SHARES EVIDENCED HEREBY. THE DECLARATION PROVIDES THAT ALL PERSONS EXTENDING CREDIT TO, CONTRACTING WITH OR HAVING ANY CLAIM AGAINST THE TRUST OR A PARTICULAR SERIES OR CLASS OF SHARES OF THE TRUST SHALL LOOK ONLY TO THE ASSETS OF THE TRUST OR THE ASSETS OF THAT PARTICULAR SERIES OR CLASS OF SHARES FOR PAYMENT UNDER SUCH CREDIT, CONTRACT OR CLAIM; AND NEITHER THE SHAREHOLDERS NOR THE TRUSTEES, NOR ANY OF THE TRUST’S OFFICERS, EMPLOYEES OR AGENTS, WHETHER PAST, PRESENT OR FUTURE, SHALL BE PERSONALLY LIABLE THEREFOR.

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.

TRANSFER AGENT
AND REGISTRAR
BY

AUTHORIZED SIGNATURE

NEW RMR ASIA PACIFIC REAL ESTATE FUND

IMPORTANT NOTICE

PURSUANT AND SUBJECT TO THE TERMS OF THE TRUST’S AGREEMENT AND DECLARATION OF TRUST DATED DECEMBER 22, 2008, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME (THE “DECLARATION” ), COPIES OF WHICH ARE FILED AT THE PRINCIPAL OFFICE OF THE TRUST, THE TRUST HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE TRUST WILL FURNISH A STATEMENT OF (i) THE AUTHORITY OF THE TRUST TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY APPLICABLE LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE DECLARATION OR IN ANY BYLAWS ADOPTED BY THE TRUSTEES OF THE TRUST, AS AMENDED FROM TIME TO TIME (THE “BYLAWS” ), INCLUDING PROVISIONS OF THE DECLARATION WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF THE TRUST’S EQUITY SECURITIES BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE TRUST’S SECURITIES IS NOT COMPLETE.  A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE DECLARATION OR BYLAWS (IF ANY), AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE TRUST AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE DECLARATION, BYLAWS (IF ANY) AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

		UTMA -		Custodian
TEN COM	- as tenants in common		(Cust)		(Minor)
TEN ENT	- as tenants by entireties		under Uniform Transfers to Minors
JT TEN	- as joint tenants with right of survivorship		Act
	and not as tenants in common			(State)

Additional abbreviations may also be used though not in above list.

For value received                                                                                                  hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

                                                                                                                                                                        Shares of beneficial interest evidenced by the within Certificate, and do hereby irrevocably constitute and appoint                                                 Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated	X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.